EXHIBIT 32.1

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Cornell “Buck” French, Chief Executive Officer and Director, and David Mullin, Chief Financial Officer, of Fantex, Inc. (the “Company”) each hereby certifies that to the best of his knowledge:

1.

The accompanying Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2014

/s/ Cornell “Buck” French
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ David Mullin
Chief Financial Officer
(Principal Financial and Accounting Officer)